Exhibit 4.4

EXECUTION VERSION
CONFIDENTIAL

SECOND AMENDED & RESTATED

INVESTORS’ RIGHTS AGREEMENT

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	5.10	Expenses of Counsel	32
	5.11	Indemnification Matters	33
	5.12	Right to Conduct Activities	33
	5.13	Anti-Bribery	34
	5.14	Tax	34
	5.15	Provision of Information	35
	5.16	Termination of Covenants	35

6.	Miscellaneous		35
	6.1	Share Splits	35
	6.2	Successors and Assigns	36
	6.3	Governing Law	36
	6.4	Counterparts	36
	6.5	Titles and Subtitles	36
	6.6	Notices	37
	6.7	Amendments and Waivers	37
	6.8	Severability	38
	6.9	Aggregation of Shares	38
	6.10	Additional Investors	39
	6.11	Entire Agreement	39
	6.12	Dispute Resolution	39
	6.13	Specific Enforcement	40
	6.14	Delays or Omissions	40
	6.15	Enabling Provisions	40
	6.16	Acknowledgment	41

Schedule A	-	Schedule of Investors
Schedule B	-	Schedule of Key Holders
Schedule C	-	Schedule of Initial Investors
Schedule D	-	Schedule of Key Employees
Appendix A	-	Budget
Appendix B-1	-	Form of Employment Agreement
Appendix B-2	-	Form of Agreement with Respect to Inventions Made in China

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SECOND AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Investors’ Rights Agreement”), is made as of the 21st day of April, 2015, by and among BeiGene, Ltd., a Cayman Islands exempted company (the “Company”); each of the shareholders listed on Schedule A hereto (the “Investors”); each of the shareholders listed on Schedule B hereto (the “Key Holders”); and each of the shareholders listed on Schedule C hereto (the “Initial Investors”).

RECITALS

WHEREAS, on October 7, 2014, the Company and Oyler entered into a Series A Preferred Share Purchase Agreement with the Lead Investors and Hillhouse (each as defined below) (the “Original SPA”), pursuant to which the Company issued and sold to such investors 62,129,628 Series A Preferred Shares (as defined below) in the aggregate;

WHEREAS, on October 15, 2014, the Company and Oyler entered into a Series A Preferred Share Purchase Agreement with the Lead Investors and CITIC PE (as defined below) (together with the Original SPA, the “Prior SPAs”), pursuant to which the Company issued and sold to such investors 17,037,036 Series A Preferred Shares in the aggregate;

WHEREAS, in connection with the entry into the Prior SPAs, the Initial Investors and the Key Holders holding shares of the Company’s Series A Preferred Shares and/or Ordinary Shares (as defined below) entered into an Investors’ Rights Agreement, dated as of October 7, 2014, as amended and restated on October 15, 2014, between the Company, the Key Holders and the Initial Investors (the “Prior IRA”);

WHEREAS, in connection with the entry into the Prior SPAs and the consummation of the transactions contemplated thereby, the board of directors of the Company (the “Board of Directors”) acknowledged on October 15, 2014 that entry into the Prior IRA by Merck following its execution and delivery by the other parties thereto required the consent of the Company, which the Board of Directors provided, and accordingly, Merck became a party to the Prior IRA on October 21, 2014; and

WHEREAS, certain of the Investors are parties to the Series A-2 Preferred Share Purchase Agreement, dated as of the date hereof, by and among the Company, Oyler, Xiaodong Wang and the Investors (the “Purchase Agreement”), under which certain of the Company’s and the Investors’ obligations are conditioned upon the execution and delivery of this Investors’ Rights Agreement by the Investors, the Key Holders and the Company.

NOW, THEREFORE, the parties hereto that are party to the Prior IRA agree that the Prior IRA shall be amended and restated in its entirety by this Investors’ Rights Agreement, and the parties to this Investors’ Rights Agreement further agree as follows:

1.                                      Definitions and Interpretations.  For purposes of this Investors’ Rights Agreement:

1.1                               “Advisory Investor” means each of the Fidelity Entities and T. Rowe Entities.

1.2                               “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any fund now or hereafter existing that is controlled or advised by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3                               “Anti-Bribery Laws” has the meaning set forth in Subsection 5.13.

1.4                               “Applicable Securities Law” means (a) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the federal securities laws, rules and regulations of the United States, including the Exchange Act and the Securities Act, and any applicable securities law of any state of the United States, and (b) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable laws, rules and regulations of that jurisdiction related to the offering, sale or listing of securities.

1.5                               “BBI Director” means a director of the Company designated by the Lead Investors pursuant to the Voting Agreement.

1.6                               “Big Four Accounting Firms” means KPMG LLP, Ernst & Young LLP, PricewaterhouseCoopers LLP and Deloitte & Touche LLP.

1.7                               “Board of Directors” has the meaning set forth in the Recitals.

1.8                               “Budget” has the meaning set forth in Subsection 3.1(c).

1.9                               “Business Day” shall mean any day except a Saturday, Sunday or any other day on which commercial banks in either the City of New York or The People’s Republic of China are required or authorized by laws, rules or regulations to close.

1.10                        “Cayman Islands” means the Cayman Islands, a British Overseas Territory.

1.11                        “Capital Shares” means (a) Ordinary Shares and Preferred Shares (whether now outstanding or hereafter issued in any context), (b) Ordinary Shares issued or issuable upon conversion of Preferred Shares, and (c) Ordinary Shares issued or issuable upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Holder or their respective successors or permitted transferees or assigns. For purposes of the number of Capital Shares held by a Holder (or any other calculation based thereon), all Preferred Shares shall be deemed to have been converted into Ordinary Shares at the then-applicable conversion ratio.

1.12                        “CFC” means a controlled foreign corporation as defined in Section 957 of the Code.

1.13                        “CITIC PE” means CB Biotech Investment Limited.

1.14                        “Code” means the Internal Revenue Code of 1986, as amended.

1.15                        “Commission” means (a) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (b) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body or bodies of the jurisdiction or the relevant stock exchange with authority to supervise and regulate the offering, sale or listing of securities in that jurisdiction.

1.16                        “Company” has the meaning set forth in the Preamble.

1.17                        “Competing Business” has the meaning set forth in Subsection 5.2(c).

1.18                        “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in therapeutic research and development relating to oncology in The People’s Republic of China, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor or any observers to attend the meetings of the board of directors of any Competitor; provided, that no Lead Investor or its Affiliates shall be considered a Competitor and, provided, further, that in the case of each of Hillhouse; CITIC PE; the Fidelity Entities and United Sheen, none of Hillhouse or its Affiliates; CITIC PE or its Affiliates; the Fidelity Entities or their respective Affiliates and United Sheen or its Affiliates shall be deemed a Competitor due to their investment in any pharmaceutical manufacturing company.

1.19                        “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under Applicable Securities Laws, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws.

1.20                        “Demand Notice” has the meaning set forth in Subsection 2.1(a).

1.21                        “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Ordinary Shares, including options and warrants.

1.22                        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.23                        “Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a Subsidiary pursuant to a share option, share purchase, or similar plan; or (b) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

1.24                        “Family Member” means any relationship by blood, marriage or adoption, not more remote than first cousin, of a natural person referred to herein.

1.25                        “FCPA” has the meaning set forth in Subsection 5.13.

1.26                        “Fidelity Entities” means, together, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund; Fidelity Growth Company Commingled Pool, By: Fidelity Management & Trust Co. and Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund.

1.27                        “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.28                        “Form F-1” or “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC, or on any comparable form or documentation in connection with registration in a jurisdiction other than the United States.

1.29                        “Form F-3” or “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC, or on any comparable form or documentation in connection with registration in a jurisdiction other than the United States.

1.30                        “Fully Exercising ROFO Offeree” has the meaning set forth in Subsection 4.1(c).

1.31                        “Fund Director” has the meaning set forth in Subsection 5.11.

1.32                        “Fund Indemnitors” has the meaning set forth in Subsection 5.11.

1.33                        “GAAP” means generally accepted accounting principles in the United States.

1.34                        “Hillhouse” means Hillhouse BGN Holdings Limited.

1.35                        “Holder” means any holder of Registrable Securities who is or becomes a party to this Investors’ Rights Agreement.

1.36                        “Hong Kong” means the Hong Kong Special Administrative Region of The People’s Republic of China.

1.37                        “ICC” has the meaning set forth in Subsection 6.12(a).

1.38                        “ICC Rules” has the meaning set forth in Subsection 6.12(a).

1.39                        “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.40                        “Initial Investors” has the meaning set forth in the Preamble.

1.41                        “Initiating Holders” means, collectively, one or more Holders who properly initiate a registration request under this Investors’ Rights Agreement.

1.42                        “Intellectual Property” means all United States and foreign (a) patents (including utility and design patents, industrial designs and utility models), registrations, invention disclosures and applications therefor, including divisions, revisions, supplementary protection certificates, continuations, continuations-in-part and renewals, extensions, reissues and re-examinations thereof; (b) trademarks, service marks, trade dress, logos, brand names, and other indicia of origin, and all registrations of and applications to register the foregoing, and all goodwill associated with and symbolized by the foregoing; (c) published and unpublished works of authorship, whether copyrightable or not (including software, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (d) internet domain names; and (e) trade secrets and other intellectual property rights in proprietary information, know-how, inventions, discoveries, ideas, improvements, data and databases.

1.43                        “Investment Advisor” means an investment advisor registered under the Investment Adviser’s Act of 1940, as amended.

1.44                        “Investors” has the meaning set forth in the Preamble.

1.45                        “Investor Beneficial Owners” has the meaning set forth in Subsection 4.1(a).

1.46                        “Investor Counsel” has the meaning set forth in Subsection 5.10.

1.47                        “Investors’ Rights Agreement” has the meaning set forth in the Preamble.

1.48                        “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Intellectual Property (as defined in the Purchase Agreement). As of the date of this Investors’ Rights Agreement, the Key Employees include those set forth in Schedule D hereto.

1.49                        “Key Holder” has the meaning set forth in the Preamble.

1.50                        “Key Holder Registrable Securities” means (a) the Ordinary Shares held by the Key Holders, and (b) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.51                        “Key Subsidiaries” means BeiGene (Hong Kong) Co., Limited, BeiGene (Beijing) Biotechnology Co., Limited, BeiGene AUS PTY LTD and any other Subsidiary of the Company (other than those that are immaterial) formed after the date hereof.

1.52                        “Lead Investors” means, collectively, any and all funds advised by Baker Bros. Advisors LP that hold Capital Shares and are parties to this Investors’ Rights Agreement from time to time.

1.53                        “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least two percent (2%) of the Preferred Shares then outstanding, or an equivalent amount of Ordinary Shares at the then-applicable conversion ratio.

1.54                        “Merck” means Merck Sharp & Dohme Research GmbH (f/k/a Essex Chemie AG), an affiliate of Merck Sharp & Dohme Corp.

1.55                        “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, and any Derivative Securities, other than the Series A-2 Preferred Shares to be issued pursuant to the Purchase Agreement.

1.56                        “Offer Notice” has the meaning set forth in Subsection 4.1(b).

1.57                        “Ordinary Shares” means the Company’s ordinary shares, par value US$0.0001 per share.

1.58                        “Original SPA” has the meaning set forth in the Recitals.

1.59                        “Oyler” has the meaning set forth in Subsection 5.2(a).

1.60                        “Person” means any individual, corporation, partnership, trust, limited liability company, association or any other entity.

1.61                        “PFIC” means a passive foreign investment company as defined in Section 1297 of the Code.

1.62                        “Preferred Shares” means the Series A Preferred Shares and Series A-2 Preferred Shares, collectively.

1.63                        “Prior IRA” has the meaning set forth in the Recitals.

1.64                        “Prior SPAs” has the meaning set forth in the Recitals.

1.65                        “Pro Rata New Securities” has the meaning set forth in Subsection 4.1(c).

1.66                        “Purchase Agreement” has the meaning set forth in the Recitals.

1.67                        “Qualified IPO” means the initial public offering of the Company (or a relevant Subsidiary or holding company of the Company) on the New York Stock Exchange, the Nasdaq Stock Market or any other stock exchange acceptable to the Lead Investor, which initial public offering (a) involves an initial market capitalization of the Company (or a relevant Subsidiary or holding company of the Company) of at least US$455,000,000 and (b) results in aggregate net proceeds to the Company (or a relevant Subsidiary or holding company of the Company) of at least US$91,000,000.

1.68                        “Registrable Securities” means (a) the Ordinary Shares issued or issuable (directly or indirectly) upon conversion of the Preferred Shares and/or exercise of any other Derivative Securities; (b) any Ordinary Shares, or any Ordinary Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any Derivative Securities, acquired by the Investors after the date hereof; (c) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.1, 2.10, 3.1 through 3.4 and 4.1; and (d) any Ordinary Shares issued as (or issuable upon the conversion or exercise of Derivative Securities) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a), (b) and (c) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Investors’ Rights Agreement are not assigned pursuant to Subsection 6.2, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Investors’ Rights Agreement.

1.69                        “Registrable Securities then outstanding” means the number of shares determined by adding the number of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.70                        “Registration Statement” means registration statements on Form F-1, Form S-1, Form F-3 or Form S-3 or their equivalent in any other jurisdiction.

1.71                        “Restated Articles” means the Company’s Third Amended and Restated Memorandum and Articles of Association, as amended from time to time.

1.72                        “Restricted Securities” means the securities of the Company requiring the legend set forth in Subsection 2.12(b) hereof.

1.73                        “ROFO Offeree” means each of the Lead Investors, Hillhouse, CITIC PE, Oyler, Xiaodong Wang, Merck and each Advisory Investor.

1.74                        “ROFR and Co-Sale Agreement” means the Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, by and among the Company and certain of the Holders.

1.75                        “Rule 145 Registration” means a registration relating to an SEC Rule 145 transaction or its equivalent in any other jurisdiction.

1.76                        “SEC” means the U.S. Securities and Exchange Commission.

1.77                        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.78                        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.79                        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.80                        “Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.81                        “Selling Holder Counsel” has the meaning set forth in Subsection 2.6.

1.82                        “Series A Preferred Shares” means Series A Preferred Shares of the Company, par value US$0.0001 per share,” with the rights and privileges as set forth in the Restated Articles.

1.83                        “Series A-2 Preferred Shares” means Series A-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Restated Articles.

1.84                        “Specified New York Court” has the meaning set forth in Subsection 6.12(c).

1.85                        “Strategic Investment” means the issuance by the Company of Capital Shares to a strategic partner or investor that does not hold any of the Company’s securities prior to such issuance and that the Company deems to be of strategic importance to the Company.

1.86                        “Subsidiary” means any corporation, partnership, trust, joint venture, limited liability company, association, or other business entity that the Company owns or controls, directly or indirectly, any interest in.

1.87                        “T. Rowe Entities” means, together, T. Rowe Price Health Sciences Fund, Inc.; TD Mutual Funds — TD Health Sciences Fund; VALIC Company I — Health Sciences Fund; T. Rowe Price Health Sciences Portfolio; John Hancock Variable Insurance Trust — Health Sciences Trust; John Hancock Funds II — Health Sciences Fund; T. Rowe Price New Horizons Fund, Inc.; T. Rowe Price New Horizons Trust and T. Rowe Price U.S. Equities Trust.

1.88                        “Total Secondary Sales Shares” has the meaning set forth in Subsection 2.3(b).

1.89                        “Transaction Agreements” means, collectively, the Prior SPAs, the Purchase Agreement, the ROFR and Co-Sale Agreement, the Voting Agreement and this Investors’ Rights Agreement.

1.90                        “Tribunal” has the meaning set forth in Subsection 6.12(b).

1.91                        “United Sheen” means United Sheen Limited.

1.92                        “Voting Agreement” means the Second Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company and certain of the Holders.

1.93                        In this Investors’ Rights Agreement, unless the context requires otherwise:

(b)                                 The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Investors’ Rights Agreement, shall refer to this Investors’ Rights Agreement as a whole and not to any particular provision of this Investors’ Rights Agreement.

(c)                                  The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(d)                                 Words importing gender include each gender.

(e)                                  Whenever the words “include,” “includes” or “including” are used in this Investors’ Rights Agreement, they shall be deemed to be followed by the words “without limitation.”

(f)                                   Any reference to a contract or document is to that contract or document as amended, novated, supplemented, restated or replaced from time to time.

(g)                                  If any rights or obligations under this Investors’ Rights Agreement fall on a day or date which is not a Business Day, such rights or obligations shall instead fall on the next succeeding Business Day after such stated day or date.

(h)                                 Whenever reference is made in this Investors’ Rights Agreement to any Exhibit, Section or Schedule, such reference shall be deemed to apply to the specified Exhibit, Section or Schedule of or to this Investors’ Rights Agreement.

2.                                      Registration Rights.  The Company covenants and agrees as follows:

2.1                               Demand Registration.

(a)                                 Form F-1/Form S-1 Demand.  If at any time after one hundred eighty (180) days after the effective date of the Registration Statement for the Qualified IPO, the Company receives a request from Holders (other than Key Holders) of no less than 11.37% or Key Holders of no less than 13.71% of the Registrable Securities then outstanding that the Company file a Form F-1 or Form S-1 Registration Statement with respect to at least 11.37% (in the event Holders other than Key Holders are the Initiating Holders) or 13.71% (in the event Key Holders are the Initiating Holders) of the Registrable Securities in the aggregate then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed US$10,000,000), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form F-1 or Form S-1 Registration Statement covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)                                 Form F-3/Form S-3 Demand.  If at any time when it is eligible to use a Form F-3 or Form S-3 Registration Statement, the Company receives a request from Holders (other than Key Holders) of at least 11.37% or Key Holders of at least 13.71% of the Registrable Securities then outstanding that the Company file a Form F-3 or Form S-3 Registration Statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least US$5,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form F-3 or Form S-3 Registration Statement covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)                                  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chairman stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its shareholders for such Registration Statement to either become effective or remain effective for as long as such Registration Statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under Applicable Securities Laws, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such one hundred twenty (120) day period other than an Excluded Registration or a Rule 145 Registration (provided that in the case of a Rule 145 Registration, such one hundred twenty (120) day delay period shall end immediately following effectiveness of the Registration Statement in connection with such Rule 145 Registration).

(d)                                 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a), (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such Registration Statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form F-3 or Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable Registration Statement has been declared effective by the Commission, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one (1) demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2                               Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its Ordinary Shares under Applicable Securities Laws in connection with the public offering of such securities solely for cash (other than in an Excluded Registration or an initial public offering), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3                               Underwriting Requirements.

(a)                                 If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected (i) in the case any Lead Investor is an Initiating Holder, by such Lead Investor(s) after consultation with the Company and subject to the approval of the Board of Directors, or (ii) in other cases, by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares of Registrable Securities.

(b)                                 In connection with any offering involving an underwriting of the Company’s capital shares pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as determined pursuant to the other provisions of this Subsection 2.3(b) as it relates to quantity; provided, that the Company shall not agree with the underwriters on terms that would (i) impair the indemnification rights of the Selling Holder under Subsection 2.8(a); (ii) require the Selling Holder to make any representations or warranties to, or agreement with, any underwriter other than customary representations, warranties and agreements relating to such Selling Holder.  If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the maximum number of securities to be sold (other than by the Company) that the underwriters in their reasonable and professional judgment determine will not jeopardize the success of the offering (the “Total Secondary Sales Shares”), then the Company shall be required to include in the offering only the Total Secondary Sales Shares.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares of Registrable Securities.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20)% of the total number of securities included in such offering.  For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4                               Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules or other applicable rules, such one hundred twenty (120) day period shall be extended for up to forty-five (45) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)                                 prepare and file with the Commission such amendments and supplements to such Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary to comply with Applicable Securities Laws in order to enable the disposition of all securities covered by such Registration Statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, or its equivalent in any other jurisdiction as required by Applicable Securities Laws, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by Applicable Securities Laws;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on the New York Stock Exchange, The Nasdaq Stock Market or any other stock exchange acceptable to the Lead Investor and each stock exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Investors’ Rights Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed; and

(j)                                    after such Registration Statement becomes effective, notify each selling Holder of any request by the Commission that the Company amend or supplement such Registration Statement or prospectus or its equivalent in any other jurisdiction.

In addition, the Company shall ensure that, at all times after any Registration Statement covering a public offering of securities of the Company under Applicable Securities Laws shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act or other similar program under other Applicable Securities Laws.

2.5                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6                               Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one (1) registration pursuant to Subsections 2.1(a) or 2.1(b).  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Investors’ Rights Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8                               Indemnification.  If any Registrable Securities are included in a Registration Statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in Applicable Securities Laws) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of Applicable Securities Laws, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any) who controls the Company within the meaning of Applicable Securities Laws, legal counsel and accountants for the Company, any underwriter (as defined in Applicable Securities Laws), any other Holder selling securities in such Registration Statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder

(net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one  separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under Applicable Securities Laws in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under Applicable Securities Laws may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such

Registration Statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or a comparable concept in other Applicable Securities Laws) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Investors’ Rights Agreement.

2.9                               Reports Under Exchange Act or Other Applicable Securities Laws.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the Commission or Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a Form F-3 or Form S-3 Registration Statement, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144 or other Applicable Securities Laws, at all times after the effective date of the Registration Statement filed by the Company for a Qualified IPO;

(b)                                 use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under Applicable Securities Laws (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 or other Applicable Securities Laws (at any time after ninety (90) days after the effective date of the Registration Statement filed by the Company for the Qualified IPO), the Securities Act, and the Exchange Act and other Applicable Securities Laws (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to a Form F-3 or Form S-3 Registration Statement (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission or other Applicable Securities Laws that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under Applicable Securities Laws) or pursuant to a Form F-3 or Form S-3 Registration Statement (at any time after the Company so qualifies to use such form).

2.10                        Limitations on Subsequent Registration Rights.  From and after the date of this Investors’ Rights Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided that this limitation shall not apply to any Investor who becomes a party to this Investors’ Rights Agreement in accordance with Subsection 6.10.

2.11                        “Market Stand-off” Agreement.  Each Holder hereby agrees that, if so required by the managing underwriter, it will not, during the period commencing on the date of the final prospectus or its equivalent in any other jurisdiction relating to the registration by the Company for its own behalf of its Ordinary Shares or any other equity securities under the Securities Act or other Applicable Securities Laws on a registration statement on Form F-1 or Form F-3 or their equivalent in any other jurisdiction, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the Qualified IPO, or ninety (90) days in the case of any registration other than the Qualified IPO), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares held immediately before the date of the final prospectus for such offering, other than any Ordinary Shares or other securities purchased by such Holder in the open market or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise.  The foregoing provisions of this Subsection 2.11 shall (w) be subject to any exceptions that any Holder and the applicable underwriter may agree on; provided, that, to the extent such agreement results in a Holder being permitted to sell Ordinary Shares or other securities of the Company held by such Holder prior to the expiration of such one hundred eighty (180) day or ninety (90) day period, as applicable, the applicable underwriter shall apply such exception pro rata to all Holders, (x) not apply with respect to the securities of the Company that are the subject of such Registration Statement and offering, (y) not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and (z) not apply to the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the Immediate Family Members of the Holder, provided in (z) that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer in (z) shall not involve a disposition for value; and moreover none of the restrictions in this Subsection 2.11 shall be applicable to the Holders unless all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all shareholders individually owning more than five percent (5%) of the Company’s outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all outstanding Preferred Shares). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.  With respect to the Advisory Investors and the Lead Investors, the restrictions in this Subsection 2.11 apply only in a Qualified IPO and only to those Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares held by those Advisory Investors or the Lead Investors, as applicable, immediately before the date of the final prospectus with respect to the Qualified IPO. The immediately preceding sentence cannot be amended without the prior written consent of the Advisory Investors or the Lead Investors, as applicable.

2.12                        Restrictions on Transfer.

(a)                                 The Preferred Shares and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Investors’ Rights Agreement, which conditions are intended to ensure compliance with the provisions of Applicable Securities Laws.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Shares and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Investors’ Rights Agreement.

(b)                                 Each certificate, instrument, or book entry representing (i) the Preferred Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any share split, share dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR OTHER APPLICABLE SECURITIES LAWS.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)                                  The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless a Registration Statement is in effect and covers the proposed transaction, the Holder shall give notice to the Company of its intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at the Company’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under Applicable Securities Laws; or (ii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under Applicable Securities Laws, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12.  Unless such transfer is made pursuant to the SEC Rule 144, each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required to establish compliance with any provisions of Applicable Securities Laws.

2.13                        Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)                                 the closing of a Deemed Liquidation Event, as such term is defined in the Restated Articles;

(b)                                 such time as Rule 144 or another similar exemption under the Securities Act or other Applicable Securities Laws is available for the sale of all of such Holder’s shares without limitation (including limitations as to volume and manner of sale) during a three-month period without registration; and

(c)                                  the date that is five (5) years from the date of closing of a Qualified IPO.

3.                                      Information and Observer Rights.

3.1                               Delivery of Financial Statements and Board Materials.  The Company shall deliver to each Major Investor and each Advisory Investor; provided that the Board of Directors has not reasonably determined that such Major Investor or Advisory Investor is a Competitor:

(a)                                 as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a consolidated balance sheet for the Company and each of its Subsidiaries as of the end of such year, (ii) consolidated statements of income and cash flows for the Company and each of its Subsidiaries for such year, and (iii) a statement of shareholders’ equity for the Company and each of its Subsidiaries as of the end of such year, in each case (x) setting forth in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the Budget for the fiscal year covered by such financial statements, in reasonable detail, (y) prepared in accordance with GAAP, and (z) audited and certified by one of the Big Four Accounting Firms selected by the Company, whose audit report shall be unqualified as to scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in accordance with GAAP applied on a basis consistent with prior years;

(b)                                 as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of the Company, unaudited consolidated statements of income and cash flows for such fiscal quarter (and in the case of the second quarter, also including the year-to-date statements), as applicable, and an unaudited consolidated balance sheet and an unaudited consolidated statement of shareholders’ equity as of the end of such fiscal quarter, as applicable, in each case (x) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the Budget for the current fiscal year, all in reasonable detail; and (y) prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)                                  as soon as practicable, but in any event forty-five (45) days before the end of each fiscal year, a budget and a business plan for the next fiscal year (collectively, the “Budget”) for approval by the holders of Preferred Shares pursuant to Subsection 5.6, prepared and signed by the chief financial officer of the Company, including balance sheets, income statements, and statements of cash flow (including capital expenditures) for each month and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(d)                                 as soon as practicable, but in any event within thirty (30) days after the end of each month a statement showing the number of shares of each class and series of Capital Shares and securities convertible into or exercisable or exchangeable for Ordinary Shares outstanding at the end of the period, the Ordinary Shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Ordinary Shares and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any;

(e)                                  all notices, minutes, consents, and other materials that are provided to the directors in connection with meetings of the Board of Directors at the same time and in the same manner as provided to such directors; and

(f)                                   with respect to the financial statements called for in Subsection 3.1(a) and Subsection 3.1(b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein.

3.2                               Delivery of Other Information.  The Company shall deliver to each of the Initial Investors that is a Major Investor; provided that the Board of Directors has not reasonably determined that such Initial Investor that is a Major Investor is a Competitor, all other information of the Company that the Company discloses to its directors or other shareholders; provided, however, that the Company shall not be obligated under this Subsection 3.2 to provide information if the disclosure of such information would, as advised by the counsel of the Company in writing, result in the loss of the attorney-client privilege between the Company and its counsel; provided further that the Company shall use commercially reasonable efforts, including by entering into a joint defense agreement, common interest agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, to permit the disclosure of such information without significant risk of losing such privilege. Any non-financial information provided pursuant to this Subsection 3.2 shall not be required to be translated from its native language unless such Major Investor so requests and agrees to bear all out-of-pocket costs for such translation.

3.3                               Additional Provisions Regarding Information Rights.

(a)                                 If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.

(b)                                 Notwithstanding anything else in Subsections 3.1 or 3.2 to the contrary, the Company may cease providing the information set forth in Subsections 3.1 and 3.2 during the period starting with the date forty-five (45) days before the Company’s good-faith estimate of the date of filing of a Registration Statement if it reasonably concludes it must do so to comply with the Commission rules or other Applicable Securities Laws applicable to such Registration Statement and related offering; provided that the Company’s covenants under Subsections 3.1 or 3.2 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such Registration Statement to become effective.

(c)                                  Notwithstanding anything else in Subsection 3.1 to the contrary, the Lead Investors and the Advisory Investors shall be entitled to the rights set forth in Subsection 3.1 for so long as they hold any Capital Shares.

3.4                               Inspection.  The Company shall permit each of the Initial Investors that is a Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.4 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would, as advised by the counsel of the Company in writing, adversely affect the attorney-client privilege between the Company and its counsel.

3.5                               Observer Rights.

(a)                                 As long as the Lead Investors collectively own at least 5.69% of the Capital Shares then outstanding, the Company shall invite a representative of the Lead Investors to attend all meetings of its and any of its Key Subsidiaries’ board of directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that (i) such representative shall agree to hold in confidence and trust all information so provided in accordance with Subsection 3.7 as if such representative were a “Holder”; and (ii) the Company reserves the right to withhold any information or to exclude such representative from any meeting or portion thereof if (x) access to such information or attendance at such meeting would (i) as advised by the counsel of the Company in writing, result in the loss of the attorney-client privilege between the Company or any of its Key Subsidiaries and its counsel; provided that the Company or such Key Subsidiary, as applicable, shall use commercially reasonable efforts, including by entering into a joint defense agreement, common interest agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, to permit the disclosure of such information without significant risk of losing such privilege, or (ii) result in disclosure of trade secrets or a conflict of interest, or (y) if the representative of the Lead Investors is a Competitor. The information provided to the Lead Investors pursuant to this Subsection 3.5(a) shall not be required to be translated from its native language unless the Lead Investors so request and agree to bear all out-of-pocket costs for such translation.

(b)                                 At the reasonable request of the Key Holders, the Company shall invite a representative of the Key Holders to attend all meetings of its and any of its Key Subsidiaries’ board of directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that (i) such representative shall agree to hold in confidence and trust all information so provided in accordance with Subsection 3.7 as if such representative were a “Holder”; and (ii) that the Company reserves the right to withhold any information or to exclude such representative from any meeting or portion thereof if (x) access to such information or attendance at such meeting would (i) as advised by the counsel of the Company in writing, result in the loss of the attorney-client privilege between the Company or any of its Key Subsidiaries and its counsel; provided that the Company or such Key Subsidiary, as applicable, shall use commercially reasonable efforts, including by entering into a joint defense agreement, common interest agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, to permit the disclosure of such information without significant risk of losing such privilege, or (ii) result in disclosure of trade secrets or a conflict of interest, or (y) if the representative of the Key Holders or their representative is a Competitor. The information provided to the Key Holders pursuant to this Subsection 3.5(b) shall not be required to be translated from its native language unless a Key Holders so requests and agrees to bear all out-of-pocket costs for such translation.

3.6                               Termination of Information and Observer Rights.  The covenants set forth in Subsections 3.1 through 3.5 shall terminate and be of no further force or effect (a) immediately before the consummation of the Qualified IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or other Applicable Securities Laws, or (c) upon a Deemed Liquidation Event, as such term is defined in the Restated Articles, whichever event occurs first.

3.7                               Confidentiality.  Each Holder agrees that such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Investors’ Rights Agreement (including notice of the Company’s intention to file a Registration Statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.7 by such Holder), (b) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party unless the Holder has knowledge that such disclosure is made in breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its officers, directors, agents, employees, contractors, attorneys, investment advisors, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.7; (iii) to any then existing or prospective Affiliate, partner, member, shareholder, or wholly owned Subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such Person that such information is confidential and such Person agrees to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.  Notwithstanding this Subsection 3.7, no Holder shall be required to give notice to the Company in connection with (i) the selective disclosure of portfolio holdings and similar reporting obligations of a registered investment company and/or registered investment adviser as required by the Investment Company Act of 1940 or the Investment Advisers Act of 1940, as applicable, or (ii) pursuant to routine regulatory demands or examinations of a regulator.  However, to the extent a regulator requires confidential information of the Company that is not pursuant to a routine regulatory demand or examination, each Holder shall, to the extent practicable, provide prompt notice of such disclosure to the Company. Further, the Company consents to disclosures made to the U.S. Securities and Exchange Commission and such other similar regulatory bodies in their routine exercise of regulatory authority over each Holder without having to comply with the provisions of this Subsection 3.7.

4.                                      Rights to Future Share Issuances; Right to Participate in Public Offerings.

4.1                               Right of First Offer.

(a)                                 Subject to the terms and conditions of this Subsection 4.1 and Applicable Securities Laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each of the ROFO Offerees.  The ROFO Offerees shall be entitled to apportion the right of first offer hereby granted to them in such proportions as they deem appropriate, among themselves and their respective Affiliates and, in the case of ROFO Offerees that are Initial Investors, beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Initial Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Investors’ Rights Agreement and each of the Voting Agreement and the ROFR and Co-Sale Agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights under Subsections 3.1 through 3.4 and 4.1 hereof) and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the ROFO Offeree holding the fewest number of Preferred Shares and any other Derivative Securities; provided that the Lead Investors shall collectively be entitled to apportion their rights of first offer among themselves and up to 10 of their Affiliates or Investor Beneficial Owners without such Affiliates or Investor Beneficial Owners agreeing to purchase any minimum number of New Securities.

(b)                                 The Company shall give notice (the “Offer Notice”) to each of the ROFO Offerees, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(c)                                  By notification to the Company within twenty (20) days after the Offer Notice is given pursuant to Subsection 4.1(b), each of the ROFO Offerees may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to (i) that portion of such New Securities (the “Pro Rata New Securities”) which equals the proportion that the Ordinary Shares then held by such ROFO Offeree (including Ordinary Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Derivative Securities then held by such ROFO Offeree) bears to the total Ordinary Shares of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Shares and other Derivative Securities) or (ii) only in the case of the Initial Investors and if and only if the offer price of the New Securities, measured in reference to Ordinary Shares, is equal to or lower than the price per Ordinary Share paid by any such ROFO Offeree (calculated based on the price per Preferred Share paid by such ROFO Offeree as adjusted using the then-applicable conversion ratio), 150% of the Pro Rata New Securities with the Pro Rata New Securities of each other ROFO Offeree being correspondingly reduced.  At the expiration of such twenty (20) day period, the Company shall promptly notify each ROFO Offeree (excluding any Advisory Investors) that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising ROFO Offeree”) of any other ROFO Offeree’s (excluding any Advisory Investors) failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising ROFO Offeree (excluding any Advisory Investors) may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which other ROFO Offerees were entitled to subscribe but that were not subscribed for by such ROFO Offerees which is equal to the proportion that the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Shares and any other Derivative Securities then held, by such Fully Exercising ROFO Offeree (excluding any Advisory Investors) bears to the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Derivative Securities then held, by all Fully Exercising ROFO Offerees (excluding any Advisory Investors) who wish to purchase such unsubscribed shares.  The closing of any sale pursuant to this Subsection 4.1(c) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(d).

(d)                                 If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(c), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(c), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the ROFO Offerees in accordance with this Subsection 4.1.

(e)                                  The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Articles), (ii) Ordinary Shares issued in the Qualified IPO, and (iii) solely in the case of the Advisory Investors, any Strategic Investment.  Notwithstanding anything herein to the contrary, the Company shall cooperate reasonably to the extent permitted by applicable law to permit the ROFO Offerees to purchase their respective Pro Rata New Securities in any potential initial public offering of the Company’s securities, or, if required under Applicable Securities Laws, in a side-by-side private placement (subject to customary cutbacks and other limitations).

(f)                                   Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 4.1, the Company may elect to give notice to each of the ROFO Offerees within thirty (30) days after the issuance of New Securities.  Such notice shall describe the type, price, and terms of the New Securities.  Each of the ROFO Offerees shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such ROFO Offeree, maintain such ROFO Offeree’s percentage-ownership position or 150% of such percentage, as determined and calculated pursuant to Subsection 4.1(c), before giving effect to the issuance of such New Securities.  The closing of such sale shall occur within sixty (60) days of the date notice is given to the ROFO Offerees.

4.2                               Termination.  The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (a) immediately before the consummation of the Qualified IPO or (b) upon a Deemed Liquidation Event, as such term is defined in the Restated Articles, whichever event occurs first.

5.                                      Additional Covenants.

5.1                               Qualified IPO.  The Company and the Key Holders shall use their respective reasonable best efforts to complete a Qualified IPO within eighteen (18) months after the date of this Investors’ Rights Agreement, assuming market and other conditions make achievement of a Qualified IPO reasonably likely. The Lead Investor shall have the right, after consultation with the Company and the Key Holders and approval of the Board of Directors, to select the underwriters for, and assist the Company in the preparation of, a Qualified IPO.

5.2                               Employee Agreements; Oyler Non-Compete Agreement.

(a)                                 The Company shall not, and each of the Key Holders shall cause the Company not to, amend, modify, terminate, waive, or otherwise alter, in whole or in part, (i) any of the confidentiality and non-compete agreements entered into between the Company and its current Key Employees, a form of which is attached as Appendix B-1 hereto (to be amended in accordance with Subsection 5.2(b)) or (ii) any restricted share or option agreements between the Company and any employee, in each case, without the consent of both of the BBI Directors.  Each of the Company and Mr. John Oyler (“Oyler”) covenants and agrees that it or he will honor and enforce the terms of the non-compete agreement.

(b)                                 The Company shall require each employee hereafter employed by it or by any of its Subsidiaries who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property to, as a precondition to their employment, enter into a confidentiality and non-compete agreement substantially in the form attached as Appendix B-1 hereto and an agreement with respect to inventions made in China substantially in the form attached as Appendix B-2 hereto.

(c)                                  For so long as he is employed at the Company, or any Affiliate of or successor thereto, in the position of Chief Executive Officer, Oyler agrees that (i) he shall use his best efforts to promote the interests of the Company and shall devote substantially all of his business time and efforts to the Company’s business and affairs, and (ii) he shall not, directly or indirectly, own an interest in, join, carry on or be engaged in, operate, assist, control or participate in, or be connected as an officer, employee, agent, independent contractor, consultant, partner, member, manager, part-owner, shareholder, principal or in any other capacity with, any corporation, partnership, limited liability company, proprietorship, association, business or other entity or person engaged, in China, in any Competing Business (as defined below).  Oyler represents that his obligations set forth in this Subsection 5.2(c) shall not cause him any substantial economic hardship.  Oyler agrees that the  obligations set forth in this Subsection 5.2(c) are reasonable and necessary to protect the legitimate business interests of the Company.  For purposes of this Subsection 5.2(c), “Competing Business” means any commercial venture pursuing therapeutic research and development relating to oncology. Notwithstanding the above, nothing herein shall prohibit Oyler from making “angel” or “seed” investments in a Competing Business provided that, concurrently with such investment, Oyler delivers to the Board of Directors (i) written notice of such investment; and (ii) a written and executed option, in a form reasonably acceptable to the Company, to purchase such investment from Oyler, at fair market value as of the time of the Company’s purchase from Oyler, which option shall be exercisable at any time through the tenth (10th) Business Day following the date Oyler ceases to hold the position of Chief Executive Officer of the Company (without regard for the reason Oyler ceases to hold such position).

(d)                                 The Company, Mr. Oyler and the Initial Investors agree to negotiate in good faith a market-based employment agreement to be entered into between the Company (or a Subsidiary of the Company) and Mr. Oyler within three (3) months after the date hereof, which agreement shall set forth the terms of Mr. Oyler’s employment with the Company (or a Subsidiary of the Company) as its Chief Executive Officer and which shall include, among other things, two-year post-termination non-competition and non-solicitation provisions, as well as customary severance and perquisites.

5.3                               Employee Shares.  Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of the Company’s capital shares after the date hereof shall be required to execute restricted share or option agreements, as applicable, providing for (a) vesting of shares over a five (5) year period, with the first twenty percent (20%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following forty-eight (48) months, and (b) a market stand-off provision substantially similar to that in Subsection 2.11.  In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the Qualified IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted shares.

5.4                               Matters Requiring Lead Investor Director Approval.  So long as the Lead Investor is entitled to designate the BBI Directors, the Company hereby covenants and agrees that it shall not, and shall cause each of its Subsidiaries not to, and each Key Holder covenants and agrees to cause the Company and each of the Key Subsidiaries not to, take any of the following actions or engage in any of the following transactions without the approval of a majority of the Board of Directors or the board of directors of the applicable Key Subsidiary, which approval, in each case, must include the affirmative vote of both of the BBI Directors:

(a)                                 any merger, scheme of arrangement, subdivision, joint venture establishment or consolidation, other than licensing of assets in the ordinary course of business;

(b)                                 any acquisition, grant of any license to or receipt of any license from any other Person, or any sale of assets (including any intellectual property rights) with a value exceeding, individually or in the aggregate with any other acquisition or sale of assets, US$10,000,000;

(c)                                  an initial public offering of the Company (or a Subsidiary or holding company of the Company) which is not a Qualified IPO;

(d)                                 any grant, issuance, reclassification, sale, repurchase and/or redemption of any equity security or any rights, options or warrants exercisable, convertible or exchangeable for or into equity securities, in each case, of any of the Company’s Subsidiaries, or any instrument giving the holder the right to an equity participation of any of the Company’s Subsidiaries, other than a grant or issuance of any such security to the Company or any of its wholly owned Subsidiaries;

(e)                                  any incurrence, issuance, reclassification, sale, repurchase and/or redemption of any debt at value exceeding, individually or in the aggregate with any other issued, reclassified, sold, repurchased and/or redeemed debt, US$20,000,000 and not contemplated by the then-current Budget;

(f)                                   amendments to the Restated Articles or similar corporate governance documents to the extent such amendments adversely affect the rights of the Preferred Shares; provided, that, for purposes of clarity, the creation of new or additional Capital Shares (including those having rights, preferences or privileges different from or senior to any outstanding Capital Shares) offered and sold in connection with a bona fide financing transaction shall not in and of itself be deemed to adversely affect the rights of the Preferred Shares;

(g)                                  changes in the size of the board of directors of the Company or any Key Subsidiary to the extent such changes could adversely affect the rights of the Preferred Shares; provided, that the vote of the BBI Directors shall not be required in the event the size of the applicable board of directors is increased in order to offer a seat on such board to an investor in the Company investing at least US$10,000,000 (other than in connection with the purchase of Series A-2 Preferred Shares by new Investors pursuant to the Purchase Agreement);

(h)                                 any capital expenditures in an amount exceeding, individually or in the aggregate with any other incurred debt and major capital expenditures, US$20,000,000 and not contemplated by the then-current Budget;

(i)                                     transactions with its Affiliates, or any Key Holder or its Affiliates, with a value exceeding, individually or in the aggregate with any other affiliate transactions, US$5,000,000;

(j)                                    any dissolution, bankruptcy, liquidation or reorganization;

(k)                                 change in principal business activities;

(l)                                     declaration and payments of dividends; and

(m)                             any establishment of Subsidiaries or affiliates or entering into any joint ventures or partnerships.

5.5                               Matters Requiring Board Approval.  The Company hereby covenants and agrees that it shall not, and shall cause each of the Key Subsidiaries not to, and each Key Holder covenants and agrees to cause the Company and each of the Key Subsidiaries not to, take any of the following actions or engage in any of the following transactions without the approval of a majority of the Board of Directors:

(a)                                 any issuance, reclassification, sale, repurchase and/or redemption of any equity securities;

(b)                                 adoption of, or material amendment to, any share option, share purchase or other share ownership plan;

(c)                                  settlement of any litigation with a settlement value exceeding, individually or in the aggregate with any other settlements, US$5,000,000;

(d)                                 appointment or removal, or any material increase in the compensation, of executive management, including the chief executive officer, chief financial officer and chief operating officer; and

(e)                                  change or appointment of the Company’s accountants.

5.6                               Matters Requiring Preferred Shares Approval.  Each party agrees that (a) the Budget with respect to each fiscal year, or any amendment thereto, shall be approved by the holders of a simple majority of the Preferred Shares held by the holders of Series A Preferred Shares, and (b) until the approval of the Budget with respect to any fiscal year, (i) the Budget attached hereto as Appendix A or (ii) the latest Budget with respect to any preceding fiscal year that has been duly approved pursuant to this Subsection 5.6, whichever is most recent, shall continue to be in full force and effect with respect to that fiscal year.

5.7                               Board Matters.  Each party agrees and shall use its best efforts to ensure that (a) the Board of Directors meets at least quarterly in accordance with an agreed-upon schedule to review, among other things, the Company’s performance during the previous fiscal quarter and to decide on matters customarily requiring board approval; (b) in each year, two (2) in-person meetings of the Board of Directors will be held in the Cayman Islands and two (2) in-

person meetings will be held in Hong Kong, and any other in-person meetings of the Board of Directors will be held either in the Cayman Islands or Hong Kong, or in another location outside of the United States and The People’s Republic of China; (c) all meetings of the Board of Directors shall be accessible and attendable via teleconference or videoconference; (d) the Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors; (e) the Lead Investors shall have the right to designate one director to the board of directors of each Key Subsidiary, who shall not be removed from such board of directors unless such removal is directed by the Lead Investors; and (f) at least one Lead Investor-nominated director shall serve on key committees of each of the Board of Directors and the board of directors of each Key Subsidiary, including the compensation committee of the Board of Directors, which director shall not be removed from the relevant committee unless such removal is directed by the Lead Investors.

5.8                               Affiliate Transactions.  The Company hereby covenants and agrees that it shall not and shall cause each of its Subsidiaries not to, and each Key Holder covenants and agrees to cause the Company and each of its Key Subsidiaries not to, engage in any transactions with any of their respective Affiliates, or any Key Holder’s Family Members or Affiliates, other than such transactions that are agreed upon on a strictly arm’s length basis and are no less favorable to the Company or the applicable Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with a person that is not such an Affiliate or Key Holder’s Family Member or Affiliate.

5.9                               Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the board of directors of the Company or any Key Subsidiary as in effect immediately before such transaction, whether such obligations are contained in the Restated Articles or elsewhere, as the case may be.

5.10                        Expenses of Counsel.  In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement), the reasonable fees and disbursements of one counsel for the Lead Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company.  At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company.  The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s).  In the event that Investor

Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement, common interest agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement, common interest agreement or other arrangement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

5.11                        Indemnification Matters.  The Company hereby acknowledges that one (1) or more of the directors nominated by the Initial Investors to serve on the board of directors of the Company or any Key Subsidiary (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Initial Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Articles (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.12                        Right to Conduct Activities.  The Company hereby agrees and acknowledges that the Initial Investors (together with their respective Affiliates) and United Sheen are professional investment funds or other investment vehicles, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, the Initial Investors and United Sheen shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by any of the Initial Investors or United Sheen, as applicable, in any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of any of the Initial Investors or United Sheen, as applicable, to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Initial Investors or United Sheen from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Investors’ Rights Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.13                        Anti-Bribery.  The Company represents that it shall not (and shall not permit any of its Subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation, the anti-bribery related provisions in the criminal and anti unfair competition laws of The People’s Republic of China, and each other law in a jurisdiction applicable to the Company, any of its Subsidiaries or the Investors that relates to bribery, improper competition or other matters including corruption (collectively, the “Anti-Bribery Laws”). The Company further represents that it shall (and shall cause each of its Subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of any Anti-Bribery Law.  The Company further represents that it shall (and shall cause each of its Subsidiaries and affiliates to) maintain systems of internal controls (including accounting systems, purchasing systems and billing systems) to ensure compliance with any Anti-Bribery Law.  Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable any Anti-Bribery Laws.  The Company shall promptly notify each Investor if the Company becomes aware of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to any Anti-Bribery Law.  The Company shall, and shall cause any direct or indirect Subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with any Anti-Bribery Law.  The Company shall use its best efforts to cause any direct or indirect Subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.14                        Tax.

(a)                                 If it is determined that the Company or any of its Subsidiaries has been, is, or is likely to be, a PFIC, the Company shall provide the Investors with all information reasonably available to the Company and any of its Subsidiaries to permit the Investors to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination, (ii) in the event the Company is a PFIC, make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code) with respect to the Company or any of its Subsidiaries, as may be relevant, and comply with any reporting or other requirements incident to such election, and (iii) in the event the Company is likely to be a

PFIC, file a “protective statement” pursuant to Section 1295 of the Code with respect to the Company or any of its Subsidiaries, as may be relevant, and comply with any reporting or other requirements incident to such statement. The Company will promptly notify the Investors of any assertion by the United States Internal Revenue Service that the Company or any of its Subsidiaries is, or is likely to be, a PFIC.

(b)                                 For any taxable year during which the Company or any of its Subsidiaries is a CFC at any time, the Company shall make available to the Investors the information needed by it to timely and accurately file a Form 5471, Information Return of U.S. Persons with Respect to Certain Foreign Corporations (including profit and loss balance sheets), and such other information reasonably necessary for the Investors to prepare all tax returns and comply with any reporting requirements as a result of such CFC status.

(c)                                  For the avoidance of doubt, the Company shall provide the information required to be provided to the Investors under Subsections 5.14(a) and (b) in a timely manner, but in no case later than three months after the close of every taxable year.

(d)                                 Notwithstanding anything in this Investors’ Rights Agreement to the contrary, neither the Company nor any Holder shall take any action that would cause any Investor to recognize income in excess of a corresponding amount of cash distributed to the Investor.

5.15                        Provision of Information.  The Company shall promptly and accurately respond, and shall use its best efforts to cause its transfer agent to promptly respond, to requests for information made from time to time on behalf of the Lead Investors or any Advisory Investor relating to (a) accounting or securities laws matters required in connection with an audit and (b) the actual holdings of the Lead Investors or the Advisory Investors’ accounts, including in relation to the total outstanding shares; provided, however that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with its insider trading policy or a confidentiality obligation of the Company.

5.16                        Termination of Covenants.  The covenants set forth in this Section 5, except for Subsections 5.9, 5.11 and 5.14, shall terminate and be of no further force or effect (a) immediately before the consummation of a Qualified IPO, or (b) upon a Deemed Liquidation Event, as such term is defined in the Restated Articles, whichever event occurs first.

6.                                      Miscellaneous.

6.1                               Share Splits.  All references to numbers of shares in this Investors’ Rights Agreement shall be appropriately adjusted to reflect any share dividend, split, combination or other recapitalization affecting the Registrable Securities occurring after the date of this Investors’ Rights Agreement.

6.2                               Successors and Assigns.

(a)                                 The terms and conditions of this Investors’ Rights Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Investors’ Rights Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Investors’ Rights Agreement, except as expressly provided herein.

(b)                                 The rights under this Investors’ Rights Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 50% of the Registrable Securities (subject to appropriate adjustment for share splits, share dividends, combinations, and other recapitalizations) owned by such Holder immediately after the Closing (as defined in the Purchase Agreement); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Investors’ Rights Agreement, including the provisions of Subsection 2.11.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or shareholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Investors’ Rights Agreement.

(c)                                  Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.3                               Governing Law.  This Investors’ Rights Agreement and all actions based upon, arising out of or in connection with this Investors’ Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.4                               Counterparts.  This Investors’ Rights Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5                               Titles and Subtitles.  The titles and subtitles used in this Investors’ Rights Agreement are for convenience only and are not to be considered in construing or interpreting this Investors’ Rights Agreement.

6.6                               Notices.  All notices and other communications given or made pursuant to this Investors’ Rights Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by  electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.6.  If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Goodwin Procter LLP, 53 State Street, Boston, MA 02109, Attn: Michael J. Kendall, Fax: 617-523-1231, E-Mail: mkendall@goodwinprocter.com; if notice is given to Lead Investors, a copy (which shall not constitute notice) shall also be given to Sullivan & Cromwell (Hong Kong), 28th Floor, Nine Queen’s Road Central, Hong Kong, Attn: Michael G. DeSombre, Fax: +852-2522-2280, E-Mail: desombrem@sullcrom.com; if notice is given to Hillhouse, a copy (which shall not constitute notice) shall also be given to Cleary Gottlieb Steen & Hamilton (Hong Kong), 37th Floor, Hysan Place, 500 Henessy Road, Hong Kong, Attn: Michael J. Preston, Fax: +852-2845-9026, E-Mail: mpreston@cgsh.com; if notice is given to CITIC PE, a copy (which shall not constitute notice) shall also be given to Fangda Partners, 21th Floor, China World Tower, 1 Jian Guo Men Wai Avenue, Beijing 100004, China, Attn: Diane Xue, Fax: +8610-5769-5688, E-Mail: diane.xue@fangdalaw.com; and if notice is given to Merck, a copy (which shall not constitute notice) shall also be given to Merck Sharp & Dohme Corp., One Merck Drive, P.O. Box 100, Whitehouse Station, NJ 08889, Attn: Office of the Secretary, Fax: +1-908-735-1246.

6.7                               Amendments and Waivers.

(a)                                 Any term of this Investors’ Rights Agreement may be amended, modified or terminated and the observance of any term of this Investors’ Rights Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the Lead Investors (for so long as the Lead Investors own at least 50% of the Capital Shares they own as of the date hereof) and parties to this Investors’ Rights Agreement that are the holders of at least 66.66% of the Capital Shares then outstanding, collectively (including for purposes of clarity Capital Shares held by the Lead Investors); provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further, however, that no waiver or amendment may be made to Subsection 5.14 without the written agreement of all Investors; provided further, however, that no provision pertaining to those information rights covered by Section 3 herein shall be amended without the consent of the Advisory Investors; and provided further, however, that this Investors’ Rights Agreement may be amended by the Company (with the approval of its Board of

Directors) to add as parties hereto additional investors in the Company and to grant to such investors similar or additional rights to those granted to the Investors hereunder; provided, further, that no such amendment shall modify adversely or diminish in any way any rights of the Investors (it being understood that the dilution in any such rights of the Investors resulting from the granting of similar rights to a new investor shall not be deemed to modify adversely or diminish the rights of the Investors).

(b)           Notwithstanding the foregoing, (i) this Investors’ Rights Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all ROFO Offerees in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain ROFO Offerees may nonetheless, by agreement with the Company, purchase securities in such transaction); and (ii) the consent of the Key Holders shall not be required for any amendment or waiver if such amendment or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder; or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto.

(c)           Any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt written notice of any amendment, termination, or waiver hereunder to any party that did not consent in writing thereto.  Any amendment, termination, or waiver effected in accordance with this Subsection 6.7 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.  No waivers of or exceptions to any term, condition, or provision of this Investors’ Rights Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. For purposes of this Subsection 6.7, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Key Holders and Lead Investors circulated by the Company and executed by the Key Holder and Lead Investor parties specified, whether or not such action by written consent makes explicit reference to the terms of this Investors’ Rights Agreement.

6.8          Severability.  In case any one or more of the provisions contained in this Investors’ Rights Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Investors’ Rights Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.9          Aggregation of Shares.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated for the purpose of determining the availability of any rights under this Investors’ Rights Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.  For purposes of this

Subsection 6.9, Advisory Investors with the same or affiliated Investment Advisor shall be deemed Affiliates.

6.10        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional Preferred Shares after the date hereof, as a condition to the issuance of such shares the Company shall require, and each party hereto shall request, that any purchaser of Preferred Shares become a party to this Investors’ Rights Agreement by executing and delivering an additional counterpart signature page to this Investors’ Rights Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Investors shall be required for such joinder to this Investors’ Rights Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder pursuant to this Subsection 6.10.

6.11        Entire Agreement.  This Investors’ Rights Agreement (including the Schedules and Appendices hereto), the Restated Articles and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.12        Dispute Resolution.

(a)           Any dispute, controversy or claim arising out of, relating to, or in connection with this Investors’ Rights Agreement, including any dispute regarding its validity or termination, or the performance or breach thereof, shall be finally settled by binding arbitration administered by the International Chamber of Commerce (the “ICC”), in accordance with the ICC Rules of Arbitration (the “ICC Rules”) in effect at the time of the arbitration. The place of arbitration shall be the County of New York, New York, and the proceedings shall be conducted in English.

(b)           The arbitration shall be conducted by three arbitrators (such panel of arbitrators, the “Tribunal”), each of whom must be disinterested in the dispute or controversy and shall be independent and impartial with respect to all parties hereto. The Company and the Key Holders collectively, on the one hand, shall be entitled to designate one arbitrator, and the Investors, on the other hand, shall be entitled to designate one arbitrator. The two arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator within ten (10) days of the appointment of the second arbitrator.  If the first two appointed arbitrators fail to nominate a third arbitrator within this time period, then the third arbitrator shall be appointed by the ICC, pursuant to the ICC Rules then in effect.  The third arbitrator shall serve as chairman of the Tribunal.  Any arbitrator appointed by the ICC shall be an experienced arbitrator of large, complex international commercial cases.

(c)   Each of the parties hereby submits to the exclusive jurisdiction in the United States District Court for the Southern District of New York (the “Specified New York Court”) as to any dispute or claim with respect to the validity of the arbitration provisions of this Voting Agreement and the non-exclusive jurisdiction of the Specified New York Court and any proper court in Hong Kong as to any dispute or claim with respect to the enforcement of any award under any arbitration pursuant to this Subsection 6.12. Each party agrees that the service of process upon such party at the address so provided this Voting Agreement shall be deemed in every respect effective service of process upon such party in any such action, suit or proceeding.

(d)   Notwithstanding the foregoing, each of the parties hereby consent to and agree that in addition to any recourse to arbitration as set out in this Subsection 6.12, any party may, to the extent permitted under the applicable laws of the jurisdiction where application is made, seek an interim injunction from the Specified New York Court and any proper court in Hong Kong. For the avoidance of doubt, this Subsection 6.12(d) is only applicable to the seeking of interim injunctions and does not restrict the application of Subsections 6.12(a) through 6.12(c) in any way.

6.13        Specific Enforcement.  Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Investors’ Rights Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Company, the Investors and the Key Holders shall be entitled to an injunction to prevent breaches of this Investors’ Rights Agreement, and to specific enforcement of this Investors’ Rights Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

6.14        Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Investors’ Rights Agreement, upon any breach or default of any other party under this Investors’ Rights Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Investors’ Rights Agreement, or any waiver on the part of any party of any provisions or conditions of this Investors’ Rights Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Investors’ Rights Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.15        Enabling Provisions.  In the event of any inconsistency or conflict between the substantive rights and obligations of the parties to this Investors’ Rights Agreement and the memorandum and articles of association, certificate of incorporation, bylaws or other charter documents, as in effect at any particular time, of the Company or any of its Subsidiaries, as between the parties to this Investors’ Rights Agreement, this Investors’ Rights Agreement shall control. Each of the Company, the Key Holders and the Investors agree to use its or their respective best efforts, within the requirements of applicable law, to ensure that the rights granted under this Investors’ Rights Agreement are effective and that the parties enjoy the benefits of this Investors’ Rights Agreement.  Such actions include the use of its or their respective best efforts, including voting any Ordinary Shares beneficially owned or controlled by it or them, to ensure that the Company’s and each of its Key Subsidiaries’ memorandum and articles of association, certificate of incorporation, bylaws or other charter documents, as in effect at any particular time and to the greatest extent practicable pursuant to applicable law, facilitates, enables and does not at any time conflict with, any provision of this Investors’ Rights Agreement.

6.16        Acknowledgment.  The Company acknowledges that the Investors are in the business of investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company.  Nothing in the Transaction Agreements shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY

BEIGENE, LTD.

By:	/s/ John Oyler
	Name:	John Oyler
	Title:	Chairman and Director

KEY HOLDERS

/s/ John Oyler
JOHN OYLER

/s/ Xiaodong Wang
XIAODONG WANG

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

/s/ Alex J-S Wang
ALEX J-S WANG

DANIEL C WANG UTMA WA

By:	/s/ Xiaying Zhu
	Name:	Xiaying Zhu
	Title:	Custodian

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

INVESTORS

667, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
	Name:	Scott Lessing
	Title:	President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
	Name:	Scott Lessing
	Title:	President

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

HILLHOUSE BGN HOLDINGS LIMITED

By:	/s/ Colm O’Connell
	Name:	Colm O’Connell
	Title:	Director

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

CB BIOTECH INVESTMENT LIMITED

By:	/s/ Cindy Chan
	Name:	Ching Nar Cindy Chan
	Title:	Director

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

MERCK SHARP & DOHME RESEARCH GMBH

By:	/s/ Christoph Brombacher
	Name:	Christoph Brombacher
	Title:	Director

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

FIDELITY GROWTH COMPANY COMMINGLED POOL

By: Fidelity Management & Trust Co.

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

UNITED SHEEN LIMITED

By:	/s/ Melissa Dongmin Ma
Name: Melissa Dongmin Ma
Title: Director

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

ROCK SPRINGS CAPITAL MASTER FUND LP

By: Rock Springs GP LLC
Its: General Partner

By:	/s/ Graham McPhail
Name: Graham McPhail
Title: Managing Director

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

SINCLAIR & CO LLC

By:	/s/ J. Scott Sinclair
Name: J. Scott Sinclair
Title: Owner

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

BOXER CAPITAL, LLC

By:	/s/ Aaron Davis
Name: Aaron Davis
Title: Chief Executive Officer

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

MVA INVESTORS, LLC

By:	/s/ Aaron Davis
Name: Aaron Davis
Title: Chief Executive Officer

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

INVESTOR

If individual:

By:	/s/ Martin Carmichael

Print Name:	Martin Carmichael

If entity:

(print entity name)

By:

Print Name:

Title:

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

INVESTOR

If individual:

By:	/s/ Michael Kendall

Print Name:	Michael Kendall

If entity:

(print entity name)

By:

Print Name:

Title:

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

INVESTOR

If individual:

By:	/s/ William H. Whiteledge

Print Name:	William H. Whitledge

If entity:

(print entity name)

By:

Print Name:

Title:

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

INVESTOR

If individual:

By:

Print Name:

If entity:

2009 Exchange Place Fund A, LLC
(print entity name)

By:	/s/ H. David Henken, Manager

Print Name:	H. David Henken

Title:	Manager

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

INVESTOR

If individual:

By:

Print Name:

If entity:

2009 Exchange Place Fund B, LLC
(print entity name)

By:	/s/ H. David Henken, Manager

Print Name:	H. David Henken

Title:	Manager

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

INVESTOR

If individual:

By:

Print Name:

If entity:

Lusong Luo Family Trust
(print entity name)

By:	/s/ Qing He

Print Name:	Qing He

Title:	Trustee

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

INITIAL INVESTORS

667, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
	Name:	Scott Lessing
	Title:	President

14159, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 14159, L.P., pursuant to authority granted to it by 14159 Capital, L.P., general partner to 14159, L.P., and not as the general partner.

By:	/s/ Scott Lessing
	Name:	Scott Lessing
	Title:	President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
	Name:	Scott Lessing
	Title:	President

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds — TD Health Sciences Fund
VALIC Company I — Health Sciences Fund
T. Rowe Price Health Sciences Portfolio
John Hancock Variable Insurance Trust — Health Sciences Trust
John Hancock Funds II — Health Sciences Fund
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Taymour Tamaddon

Name:	Taymour Tammadon

Title:	Vice President

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Henry Ellenbogen

Name:	Henry Ellenbogen

Title:	Vice President

[Signature Page to Second Amended and Restated Investors’ Rights Agreement]

SCHEDULE A

Investors

Investor	Principal Place of Business	Total Shares Issued
Baker Brothers Life Sciences, L.P.		44,572,171 Series A Preferred Shares 26,292,961 Series A-2 Preferred Shares

14159, L.P.		582,747 Series A Preferred Shares

667, L.P.		4,382,118 Series A Preferred Shares 1,912,167 Series A-2 Preferred Shares

Hillhouse BGN Holdings Limited		14,814,814 Series A Preferred Shares 15,811,965 Series A-2 Preferred Shares

CB Biotech Investment Limited		14,814,814 Series A Preferred Shares 4,786,324 Series A-2 Preferred Shares

Merck Sharp & Dohme Research GmbH		18,518,519 Series A Preferred Shares 5,128,205 Series A-2 Preferred Shares

Mark Rousseau		90,342 Series A Preferred Shares

Thomas D. Lips		451,709 Series A Preferred Shares

William Whitledge		44,708 Series A Preferred Shares

Rein Saral		179,255 Series A Preferred Shares

Marc Chouchani		37,865 Series A Preferred Shares

Gerald S. Backman 2007 Revocable Trust (Gerald S. Backman as trustee)		179,547 Series A Preferred Shares

Lusong Luo Family Trusts		463,699 Series A Preferred Shares

2009 Exchange Place Fund A, LLC		89,627 Series A Preferred Shares

2009 Exchange Place Fund B, LLC		89,627 Series A Preferred Shares

Michael Kendall		44,635 Series A Preferred Shares

Nelson Seo	358,510 Series A Preferred Shares

Michael H. Schoen	807,962 Series A Preferred Shares

Martin Carmichael	178,540 Series A Preferred Shares

Jeffrey M. Wiesen	178,833 Series A Preferred Shares

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund	8,617,681 Series A-2 Preferred Shares

Fidelity Growth Company Commingled Pool By: Fidelity Management & Trust Co.	1,976,003 Series A-2 Preferred Shares

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund	2,226,828 Series A-2 Preferred Shares

T. Rowe Price Health Sciences Fund, Inc.	3,442,584 Series A-2 Preferred Shares

TD Mututal Funds - TD Health Sciences Fund	192,360 Series A-2 Preferred Shares

VALIC Company I - Health Sciences Fund	212,162 Series A-2 Preferred Shares

T. Rowe Price Health Sciences Portfolio	172,397 Series A-2 Preferred Shares

John Hancock Variable Insurance Trust - Health Sciences Trust	93,429 Series A-2 Preferred Shares

John Hancock Funds II - Health Sciences Fund	107,621 Series A-2 Preferred Shares

T. Rowe Price New Horizons Fund, Inc.	3,873,695 Series A-2 Preferred Shares

T. Rowe Price New Horizons Trust	444,831 Series A-2 Preferred Shares

T. Rowe Price U.S. Equities Trust	7,930 Series A-2 Preferred Shares

United Sheen Limited	4,273,504 Series A-2 Preferred Shares

Rock Springs Capital	1,709,401 Series A-2 Preferred Shares

Boxer Capital LLC	1,452,991 Series A-2 Preferred Shares

MVA Investors LLC	256,410 Series A-2 Preferred Shares

Sinclair & Co LLC	213,675 Series A-2 Preferred Shares

SCHEDULE B

Key Holders

Investor	Address	Total Shares Issued
John Oyler		58,381,969 Ordinary Shares 10,622,653 Series A Preferred Shares

Xiaodong Wang		16,381,475 Ordinary Shares

Alex J-S Wang — TD Ameritrade Investment account:		195,865 Ordinary Shares

Fidelity Account XIAYING ZHU CUSTODIAN FOR DANIEL C WANG — UTMA WA		195,865 Ordinary Shares

SCHEDULE C

Initial Investors

Investor	Principal Place of Business	Total Shares Issued
Baker Brothers Life Sciences, L.P.		44,572,171 Series A Preferred Shares 26,292,961 Series A-2 Preferred Shares

14159, L.P.		582,747 Series A Preferred Shares

667, L.P.		4,382,118 Series A Preferred Shares 1,912,167 Series A-2 Preferred Shares

Hillhouse BGN Holdings Limited		14,814,814 Series A Preferred Shares 15,811,965 Series A-2 Preferred Shares

CB Biotech Investment Limited		14,814,814 Series A Preferred Shares 4,786,324 Series A-2 Preferred Shares

Merck Sharp & Dohme Research GmbH		18,518,519 Series A Preferred Shares 5,128,205 Series A-2 Preferred Shares

SCHEDULE D

Key Employees

Kang Li

Lusong Luo

John Oyler

Lai Wang

Zhiwei Wang

Min Wei

Wendy Yan

Jason Yang

Steven Young

Changyou Zhou

APPENDIX A

Budget

APPENDIX B-1

Form of Employment Agreement

APPENDIX B-2

Form of Agreement with Respect to Inventions Made in China